UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2013

Harsco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2013, the Chief Executive Officer of Harsco Corporation (the “Company”) accepted the resignation of Galdino Claro as Executive Vice President and head of the Company’s Metals & Minerals division, effective immediately. Mr. Claro is leaving the Company to pursue an opportunity outside of the Company.

Item 8.01.	Other Events.

On October 7, 2013, Michael Monberg was appointed as Interim Metals & Minerals Division President, effective immediately. In this role, Mr. Monberg will report directly to Patrick Decker, the Company’s Chief Executive Officer. Mr. Monberg has been with the Company since 2008 and most recently served as the head of the North American region for Metals & Minerals.

Heidrick & Struggles has been engaged by the Company to identify a permanent successor, which search will include both external and internal candidates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: October 7, 2013	/s/ A. Verona Dorch
A. Verona Dorch
Vice President and General Counsel

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